Exhibit 99.5

Premier Healthcare Exchange, Inc.
and Subsidiaries

Consolidated Financial Statements (Unaudited)

As of September 30, 2014 and December 31, 2013
and Three and Nine Month Period Ended
September 30, 2014 and 2013

[Baker Tilly logo]

Premier Healthcare Exchange, Inc. and Subsidiaries

Premier Healthcare Exchange, Inc. and Subsidiaries

Consolidated Balance Sheet (Unaudited)

	September 30,	December 31,
	2014	2013

Assets

Current Assets
Cash and cash equivalents	$17,273,988	$11,728,414
Trading securities	1,602,206	—
Accounts receivable, less allowance for doubtful accounts of $16,035 and $51,319 and allowance for claim adjustments of $4,177,060 and $3,065,982, in 2014 and 2013, respectively	6,682,866	4,990,899
Prepaid expenses and other current assets	1,565,860	817,446
Advances to employees	339,737	380,190
Income taxes receivable - federal	168,767	—
Deferred income tax asset	1,046,643	726,764

Total current assets	28,680,067	18,643,713

Property and Equipment at Cost, Net of Accumulated Depreciation and Amortization	2,165,160	1,486,641

Goodwill	4,537,176	4,537,176
Intangibles	1,948,542	2,008,350
Security Deposits	268,664	154,622

Total assets	$37,599,609	$26,830,502

Liabilities and Stockholders’ Equity

Current Liabilities
Current portion of capital lease obligations	$108,675	$94,700
Current portion of term loan	1,166,667	1,166,667
Accounts payable and accrued expenses	12,186,237	8,026,379
Deferred revenue	715,960	1,790,512
Income taxes payable - state	276,691	—

Total current liabilities	14,454,230	11,078,258

Long-Term Liabilities
Capital lease obligations, less current portion	124,296	206,331
Term loan obligations, less current portion	583,333	1,458,333
Deferred income tax liability	631,752	486,672

Total long-term liabilities	1,339,381	2,151,336

Stockholders’ Equity
Series A Convertible Preferred Stock, par value $0.001 per share, 300,000 shares authorized; issued and outstanding of 257,590 shares in 2014 and 2013 with a liquidation value of $3,500,004	3,144,800	3,144,800
Common stock, par value $0.001 per share, 2,000,000 shares authorized; issued and outstanding of 1,158,300 and 1,155,000 shares in 2014 and 2013	119	115
Additional paid-in capital	811,165	777,474
Retained earnings	17,849,914	9,678,519

Total stockholders’ equity	21,805,998	13,600,908

Total liabilities and stockholders’ equity	$37,599,609	$26,830,502

See notes to consolidated financial statements

Premier Healthcare Exchange, Inc. and Subsidiaries

Consolidated Statement of Income (Unaudited)

Three and Nine Month Period Ended September 30, 2014 and 2013

	Three Month Period Ended		Nine Month Period Ended
	September 30,		September 30,
	2014	2013	2014	2013

Revenues, Net	$25,404,574	$13,975,468	$68,388,152	$36,351,425

Cost of Services	9,799,271	4,864,635	25,163,021	12,776,279

Gross Profit	15,605,303	9,110,833	43,225,131	23,575,146

Operating Expenses
Salaries, payroll taxes and employee benefits	6,052,183	4,514,539	17,401,096	13,154,688
Selling, general and administrative expenses	2,319,897	1,651,862	6,367,839	4,937,325
Depreciation and amortization	267,327	225,615	749,426	673,133

Total operating expenses	8,639,407	6,392,016	24,518,361	18,765,146

Income from Operations	6,965,896	2,718,817	18,706,770	4,810,000

Other Income (Expense)
Interest and dividend income	2,839	875	6,477	2,515
Interest expense	(21,923)	(37,805)	(82,307)	(119,838)

Total other income (expense), net	(19,084)	(36,930)	(75,830)	(117,323)

Income Before Provision for Income Taxes	6,946,812	2,681,887	18,630,940	4,692,677

Provision for Income Taxes	2,765,663	1,102,764	7,459,485	1,910,906

Net Income	$4,181,149	$1,579,123	$11,171,455	$2,781,771

See notes to consolidated financial statements

Premier Healthcare Exchange, Inc. and Subsidiaries

Consolidated Statement of Changes in Stockholders’ Equity (Unaudited)

Nine Month Period Ended September 30, 2014 and Year Ended December 31, 2013

			Series A
	Common Stock		Convertible Preferred Stock		Additional
	Number of Shares Issued	Amount	Number of Shares Issued	Amount	Paid-in Capital	Retained Earnings	Total

Balance at January 1, 2013	1,155,000	$115	257,590	$3,144,800	$714,359	$4,764,753	$8,624,027

Restricted stock unit and stock option grants	—	—	—	—	63,115	—	63,115

Net income	—	—	—	—	—	4,913,766	4,913,766

Balance at December 31, 2013	1,155,000	115	257,590	3,144,800	777,474	9,678,519	13,600,908

Restricted stock unit and stock option grants	—	—	—	—	31,744	—	31,744

Stock options exercised	3,675	4	—	—	15,447	—	15,451

Stock re-purchased	(375)	—	—	—	(13,500)	—	(13,500)

Dividends paid	—	—	—	—	—	(3,000,060)	(3,000,060)

Net income	—	—	—	—	—	11,171,455	11,171,455

Balance at September 30, 2014	1,158,300	$119	257,590	$3,144,800	$811,165	$17,849,914	$21,805,998

See notes to consolidated financial statements

Premier Healthcare Exchange, Inc. and Subsidiaries

Consolidated Statement of Cash Flows (Unaudited)

Nine Month Period Ended September 30, 2014 and 2013

	Nine Month Period Ended
	September 30
	2014	2013
Cash Flows from Operating Activities
Net income	$11,171,455	$2,781,771
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization expense, property and equipment	517,424	361,667
Amortization expense, intangible assets	232,002	311,466
Bad debts and claim adjustments	1,075,793	1,212,871
Share based compensation expense	31,744	51,120
Deferred income taxes	(174,799)	(227,497)
Changes in assets and liabilities:
Accounts receivable	(2,767,760)	(828,645)
Prepaid expenses and other current assets	(748,414)	(366,064)
Advances to employees	40,453	(302,541)
Security deposits	(114,042)	2,038
Accounts payable and accrued expenses	4,159,858	1,570,147
Deferred revenue	(1,074,552)	1,779,122
Income taxes payable - state	276,691	—
Income taxes receivable - federal	(168,767)	191,098

Net cash provided by operating activities	12,457,086	6,536,553

Cash Flows from Investing Activities
Purchase of property and equipment	(1,195,943)	(345,144)
Proceeds from purchase price adjustment of net assets acquired from National Health Benefits Corporation	—	96,635
Purchase of intangible assets	(172,194)	—
Purchase of trading securities	(1,602,206)	—

Net cash used in investing activities	(2,970,343)	(248,509)

Cash Flows from Financing Activities
Repayment of term loan	(875,000)	(583,333)
Proceeds from issuance of stock	15,451	—
Repurchase of common stock	(13,500)	—
Repayment of capital lease obligations	(68,060)	(4,832)
Dividends paid	(3,000,060)	—

Net cash used in financing activities	(3,941,169)	(588,165)

Net increase in cash and cash equivalents	5,545,574	5,699,879

Cash and Cash Equivalents, Beginning of Period	11,728,414	3,941,167

Cash and Cash Equivalents, End of Period	$17,273,988	$9,641,046

Supplemental Disclosures of Cash Flow Information
Interest paid	$82,307	$119,838

Income taxes paid	$7,530,391	$1,930,402

Non-cash capital lease additions	$—	$301,031

See notes to consolidated financial statements

Premier Healthcare Exchange, Inc. and Subsidiaries

Notes to Consolidated Financial Statements (Unaudited)

1.              Nature of Operations

Premier Healthcare Exchange, Inc. (“PHX” or the “Company”) commenced operations during 2001, and is incorporated pursuant to the laws of the state of Delaware.

PHX offers solutions for healthcare organizations at every step of the claims process, from initial PPO repricing through an array of claim integrity services to claim payment. PHX combines claim processing automation with professional services to deliver innovative, state-of-the-art, advanced cost management solutions for health plans.

PHX’s services include claims editing, clinical bill review and audit, proprietary and secondary network repricing, fee negotiations, primary network management, and electronic claim payment services.

PHX’s team is comprised of cost management analysts, medical professionals, and information technology specialists who understand the complexities of medical billing and coding, claims editing, out of network claim negotiations and electronic provider payments.

PHX’s healthcare organizations (the “Clients”) include Third Party Administrators (“TPAs”), various insurance carriers, unions, and Health Maintenance Organizations (“HMOs”). PHX has contracts with its Clients ranging from one to three years renewable for consecutive one-year terms thereafter unless terminated by written notice by either party.

PHX also provides electronic payment services through its wholly-owned subsidiary, Pay-Plus Solutions, Inc. These services aggregate payments to individual providers from multiple payers onto an electronic virtual payment card, which the provider accesses through its merchant processor. Payments can also be made as direct deposits to the provider’s account through the ACH. Providers can access their payment data through a secure website, as well as download payment data into their accounting or practice management systems.

2.              Summary of Significant Accounting Policies

Basis of Accounting

The Company prepares its consolidated financial statements in accordance with accounting principles generally accepted in the United States of America, which require the use of the accrual method of accounting. Under the accrual method of accounting, revenues are recognized when earned and expenses are recognized when incurred. Certain amounts in the prior periods presented have been reclassified to conform to the current period financial statement presentation. These reclassifications have no effect on previously reported net income.

Principles of Consolidation

The accompanying consolidated financial statements include the accounts of PHX and its wholly-owned subsidiaries, PHX West, Crossfire Technology Services, Inc., and Pay-Plus Solutions, Inc. (collectively the “Company”). All significant intercompany transactions and balances have been eliminated in consolidation. Crossfire Technology Services, Inc. is no longer an active business and the Company filed for dissolution in December 2013. Crossfire Technology Services, Inc. had no material assets or liabilities.

Premier Healthcare Exchange, Inc. and Subsidiaries

Notes to Consolidated Financial Statements (Unaudited)

Use of Estimates

The preparation of the Company’s financial statements in conformity with accounting principles generally accepted in the United States of America (“GAAP”) requires management to make estimates and assumptions that affect certain reported amounts and disclosures. Significant estimates include the allowances for doubtful accounts and claim adjustments, goodwill and intangible asset valuations, ability to realize deferred tax assets and valuation assumptions in calculating share-based compensation. These estimates may be adjusted as more current information becomes available, and any adjustment could have a significant impact on recorded amounts.

Cash and Cash Equivalents

Cash and cash equivalents consist primarily of unrestricted cash on deposit at financial institutions and brokerage firms. The Company considers all highly liquid investments purchased with an original maturity of three months or less at the time of purchase to be cash equivalents.

Trading Securities

The Company invests its excess cash balances in various U.S. government and corporate bonds. All investments are managed by professional investment advisors.

The Company uses the specific identification method in determining realized gains and losses recognized currently in other income (expense) in the accompanying consolidated statement of income. The unrealized gains and losses measured at each reporting period are also reflected in other income (expense) in the accompanying consolidated statement of income.

Accounts Receivable

Accounts receivable are reported at net realizable value. Accounts are charged to the allowance for doubtful accounts or the allowance for claim adjustments when they are determined to be uncollectible based upon management’s assessment of individual accounts. It is the policy of the Company to review the outstanding accounts receivable as well as the bad debt write-offs and collections experienced in the past, economic factors, specific customer information, claim cancellations and current credit considerations to establish a provision for bad debts for potentially uncollectible amounts and a provision for claim adjustments with corresponding increases in the allowance for doubtful accounts and allowance for claim adjustments, respectively. Write-offs of accounts receivable for the three and nine month periods ended September 30, 2014 and 2013 were not material.

Property and Equipment

Property and equipment are recorded at cost, net of accumulated depreciation and amortization. Purchases of property and equipment and additions and betterments, which substantially extend the useful life, are capitalized at cost. Depreciation and amortization, including amortization of equipment under capital leases, are computed using straight-line and accelerated methods over the estimate useful lives. The Company also provides for amortization of leasehold improvements over the lives of the respective leases or service lives of the improvements, whichever is shorter.

Premier Healthcare Exchange, Inc. and Subsidiaries

Notes to Consolidated Financial Statements (Unaudited)

Expenditures for repairs and maintenance are charged to income as incurred. When assets are retired or otherwise disposed of, the cost of the assets and the related accumulated depreciation are eliminated from the accounts. Any gain or loss on disposition is credited or charged to income.

Impairment of Long-Lived Assets

Long-lived assets, such as property and equipment, are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Recoverability of assets to be held and used is measured by a comparison of the carrying amount of an asset with the estimated undiscounted future cash flows expected to be generated by the asset. If the carrying amount of an asset exceeds its estimated undiscounted future cash flows, an impairment charge is recognized by the amount by which the carrying amount of the assets exceeds the fair value of the asset. Fair value is determined based on estimated discounted future cash flows expected to be generated by an asset. As of September 30, 2014 and December 31, 2013, the Company has determined that an impairment did not exist.

Long-lived assets will continue to be tested when events or circumstances indicate that an impairment or decline in value may have occurred. Upon completion of each review, there can be no assurance that a material charge will not be recorded.

Intangible Assets

Covenant-Not-To Compete

The intangible assets consist of a non-compete agreement obtained in the acquisition of NHBC in 2012 valued at $424,000, which is being amortized on the straight-line method over the life of the covenant, or 54 months. The annual amortization expense subsequent to September 30, 2014 will be $94,222 per year through 2016 and $23,556 in 2017. In 2013, the Company wrote off the intangible asset consisting of a covenant not to compete obtained in the acquisition of Crossfire Technologies, LLC in 2010, as the company is no longer in operation. The unamortized amount of the asset was $7,917 at December 31, 2013 prior to the write-off.

Patent and Trademark

Costs such as application and registration fees and legal fees incurred in connection with obtaining approvals for patents and trademarks by the United States Patent and Trademarks office are also capitalized as intangible assets.

Patent and trademark costs once approved are amortized on a straight line basis over 5-20 years. The pending patent and trademark pertains to a Pay-Plus product. Management believes that its pending patent and trademark will be approved.

Web-Site Development Costs

The web-site development costs consist of:

A.            $109,900 in web-site development costs incurred during 2011 for which work was completed in December 2011. The costs capitalized pertain to the actual web-site development stage which will be amortized over a three year period commencing on January 1, 2012. The annual amortization expense subsequent to September 30, 2014 will be $9,152.

Premier Healthcare Exchange, Inc. and Subsidiaries

Notes to Consolidated Financial Statements (Unaudited)

B.            $136,860 in web-site development costs incurred during 2012 for which work was completed in June 2012. The costs capitalized pertain to the actual web-site development stage which will be amortized over a three period commencing on July 1, 2012. The annual amortization expense subsequent to September 30, 2014 will be $11,319, and $23,496 in 2015

Acquired Software

PHX acquired certain software and intellectual property in the acquisition of NHBC in 2012 valued at $916,000, which is being amortized using the straight-line method over its estimated useful life of 10 years. The annual amortization expense subsequent to September 2014 will be $91,600 per year through 2021 and $68,700 in 2022.

Customer Base

PHX acquired approximately 60 client service agreements in the acquisition of NHBC in 2012 valued at $832,000, which is being amortized using the straight-line method over its estimated useful life of 20 years. The annual amortization expense subsequent to September 2014 will be $41,600 per year through 2031 and $31,200 in 2032.

Goodwill

As a result of the acquisition of NHBC in 2012, the Company recorded goodwill which has a balance of $4,537,176 at September 30, 2014. The value of the goodwill was based on an independent valuation. Goodwill is not amortized but is assigned to a specific reporting unit or asset class and tested for impairment at least annually or upon the occurrence of an event or when circumstances indicate that the reporting unit’s carrying amount of goodwill is greater than its fair value. As of September 30, 2014 and December 31, 2013, the Company has determined that an impairment did not exist.

Fair Value of Financial Instruments

The carrying value of cash and cash equivalents, and accounts receivable approximates fair value because of the short-term maturity of those instruments. The carrying amount of the term loan approximates fair value because the debt is based on current rates at which the Company could borrow funds with similar remaining maturities. Fair value estimates are made at a specific point in time, based on relevant market information about the financial instruments when available. These estimates are subjective in nature and involve uncertainties and matters of significant judgment and therefore, cannot be determined with precision. Changes in assumptions could significantly affect the estimates.

Stock Options

Compensation costs related to share-based payment transactions, including employee restricted stock units, common stock purchase warrants, stock appreciation rights and stock options are recognized in expenses in the accompanying consolidated financial statements.

The Company has obtained an independent third party valuation report of its common stock on an annual basis each year as of September 30. There were no options granted in 2013 and, therefore, the third party valuation was obtained as of December 31, 2013 for both the consolidated Company and for the Pay-Plus subsidiary for options to be granted in 2014.

The valuation reports are used to help determine the share based compensation expense for stock options granted during the year subsequent to each September 30.

Premier Healthcare Exchange, Inc. and Subsidiaries

Notes to Consolidated Financial Statements (Unaudited)

Revenue Recognition

Net revenue consists of revenue that is recognized when the Company completes the service and review of a medical claim by utilizing its bill review and audit, claims editing, fee negotiation, and re-pricing services on submitted claim files and determines that a savings opportunity exists. Net revenue also consists of transactional and service fees that are earned as the services are provided pursuant to various contractual arrangements. Interchange revenue from claim payments is recognized when the payment is made to the provider, either through an ACH direct deposit or by placing the payment value on a virtual electronic payment card. In accordance with U.S. GAAP relating to principal agent considerations under revenue recognition, revenue is recognized on a net, rather than on a gross basis. Amounts invoiced and collected in advance of being earned are recorded as deferred revenue. The Company recorded $715,960 and $1,790,512 of deferred revenue as of September 30, 2014 and December 31, 2013.

Advertising

The Company expenses advertising and promotional costs as incurred. Advertising and promotional expenses for the three and nine months ended September 30, 2014 were $352,397 and $1,207,417, respectively. Advertising and promotional expenses for the three and nine months ended September 30, 2013 were $337,982 and $1,123,360, respectively.

In September 2013, the Company entered into a marketing subsidy agreement with one of its payment processing vendors. In exchange for the vendor’s reimbursement of certain expenses related to the promotion and growth of the business, the Company has granted this vendor preferred status when marketing its services. For the three and nine months ended September 30, 2014, the Company recorded reimbursements of $150,000 and $850,000, respectively, as a reduction of selling, general and administrative expenses.

Income Taxes

Income taxes are accounted for under the asset and liability method. Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax basis and net operating loss and tax carry forward. Deferred income tax assets and liabilities are measured using enacted tax rates expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date. A valuation allowance is provided if it is more-likely-than-not that some portion or all of the deferred tax assets will not be realized.

The Company adopted the provisions of the Financial Accounting Standards Board (“FASB”) authoritative guidance which prescribes a recognition threshold and a measurement attribute for the financial statement recognition and measurement of uncertain tax positions taken or expected to be taken in a tax return. For those benefits to be recognized, a tax position must be more-likely-than-not to be sustained upon examination by taxing authorities. The amount recognized is measured as the largest amount of benefit that is greater than 50 percent likely of being realized upon ultimate settlement. To the extent that the final tax outcome of these matters is different than the amounts recorded, such differences impact income tax expense in the period in which such determination is made. Interest and penalties, if any, related to accrued liabilities for potential tax assessments are included as a component of income tax expense.

Premier Healthcare Exchange, Inc. and Subsidiaries

Notes to Consolidated Financial Statements (Unaudited)

3.              Property and Equipment

Property and equipment consists of the following at September 30, 2014 and December 31, 2013:

	September 30, 2014
		Accumulated	Net Book
	Cost	Depreciation	Value

Furniture and fixtures	$784,377	$(434,018)	$350,359
Office and other equipment	1,625,486	(615,076)	1,010,410
Equipment under capital lease	520,532	(313,292)	207,240
Leasehold improvements	664,735	(295,160)	369,575
Computer and proprietary software	310,418	(160,615)	149,803
Construction in process	77,773	—	77,773

Total	$3,983,321	$(1,818,161)	$2,165,160

	December 31, 2013

Furniture and fixtures	$633,410	$(319,000)	$314,410
Office and other equipment	1,317,914	(698,285)	619,629
Equipment under capital lease	520,532	(238,683)	281,849
Leasehold improvements	316,505	(222,436)	94,069
Computer and proprietary software	425,926	(249,242)	176,684

Total	$3,214,287	$(1,727,646)	$1,486,641

Depreciation and amortization expense for the three and nine months ended September 30, 2014 was $189,993 and $517,424, respectively. Depreciation and amortization expense for the three and nine months ended September 30, 2013 was $121,932 and $361,667, respectively.

4.              Intangible Assets

Intangible assets consist of the following at September 30, 2014 and December 31, 2013:

	September 30, 2014
		Accumulated	Net Book
	Cost	Amortization	Value

Covenant-not-to compete	$449,000	$(213,448)	$235,552
Patent and trademark cost-pending	15,230	—	15,230
Customer base	832,000	(83,208)	748,792
Acquired software	916,000	(183,192)	732,808
Website development costs	246,760	(202,793)	43,967
Product development	172,193	—	172,193

Total	$2,631,183	$(682,641)	$1,948,542

Premier Healthcare Exchange, Inc. and Subsidiaries

Notes to Consolidated Financial Statements (Unaudited)

	December 31, 2013
		Accumulated	Net Book
	Cost	Amortization	Value

Covenant-not-to compete	$449,000	$(142,779)	$306,221
Patent and trademark cost-pending	15,230	—	15,230
Customer base	832,000	(52,000)	780,000
Acquired software	916,000	(114,500)	801,500
Website development costs	246,760	(141,361)	105,399

Total	$2,458,990	$(450,640)	$2,008,350

Amortization expense for the three and nine months ended September 30, 2014 was $77,334 and $232,002, respectively. Amortization expense for the three and nine months ended September 30, 2013 was $103,683 and $311,466, respectively.

5.              Line of Credit

On October 13, 2011, the Company entered into a Loan and Security Agreement with Comerica Bank for a revolving line of credit up to $3,000,000, with the amount of available credit equal to 85% of qualified accounts receivable. Interest is charged at a variable rate equal to the bank’s Prime Rate plus 0.5%. There were no borrowings under this facility as of September 30, 2014 and December 31, 2013.

6.              Term Credit Facility

In connection with the acquisition of NHBC on October 1, 2012, the Company secured a term credit facility in the amount of $3,500,000 with Comerica Bank. All of the proceeds from the facility were used for the purchase of NHBC. At September 30, 2014 and December 31, 2013, the balance of this loan was $1,750,000 and $2,625,000. The loan has a term of 42 months, with interest only payments for the first six months, then an amortization of the principal over the final 36 months of the term. Interest is charged at the variable rate equal to the bank’s Prime Rate plus 0.5%, which as of September 30, 2014 and December 31, 2013 was 3.75%. The loan may be pre-paid at any time without penalty.

The Company has granted Comerica Bank a continuing security interest in essentially all of its personal property, presently existing as well as created or acquired in the future, to secure prompt repayment of any borrowings and to ensure compliance with each of the covenants of the loan agreement.

The term loan was paid in full on October 31, 2014.

Premier Healthcare Exchange, Inc. and Subsidiaries

Notes to Consolidated Financial Statements (Unaudited)

7.              Capital Lease Obligations

The Company entered into a capital lease arrangement on September 30, 2013, bearing interest at 5.2% per annum, for equipment acquired for use in the Company’s operations. The equipment secures the obligations. The equipment was placed into service on November 14, 2013. At September 30, 2014, the scheduled future minimum lease payments required and the present value of the net minimum lease payments are as follows:

2014	$29,564
2015	118,258
2016	98,548

Total future minimum lease payments	246,370

Less amount representing interest	(13,400)

Present value of net minimum lease payments	232,970

Less current portion	(108,675)

Long-term obligation	$124,295

Equipment purchased under these capital leases had a cost of $298,428 at September 30, 2014. Depreciation expense on these assets for the three months and nine months ended September 30, 2014 was $24,867 and $74,605, respectively. There was no depreciation expense on these assets for the three and nine months ended September 30, 2013.

8.              Accounts Payable and Accrued Expenses

Accounts payable and accrued expenses consist of:

	September 30,	December 31,
	2014	2013
Accounts payable	$2,044,274	$2,070,755
Accrued commissions	699,308	483,391
Accrued broker fees	824,533	408,847
Accrued administrative fees	3,820,663	2,066,737
Accrued network and recovery fees	1,007,016	487,031
Accrued bonuses	1,635,733	1,273,500
Accrued expenses, other	2,154,710	1,236,118

Total	$12,186,237	$8,026,379

Premier Healthcare Exchange, Inc. and Subsidiaries

Notes to Consolidated Financial Statements (Unaudited)

9.              Cost of Services

The Company’s cost of services consists of the following:

	Three Month Period Ended
	September 30,	September 30,
	2014	2013

Administrative fees	$5,322,838	$2,073,649
Broker fees	930,984	249,517
Network access fees	2,165,512	1,833,050
Software, interface, and routing fees	409,675	320,380
Medical review fees	39,466	121,104
Provider payment processing fees	930,796	266,935

Total	$9,799,271	$4,864,635

	Nine Month Period Ended
	September 30,	September 30,
	2014	2013

Administrative fees	$12,845,958	$5,291,208
Broker fees	2,355,865	604,376
Network access fees	6,133,752	5,008,232
Software, interface, and routing fees	1,333,469	909,376
Medical review fees	132,365	384,603
Provider payment processing fees	2,361,612	578,484

Total	$25,163,021	$12,776,279

10.       Litigation

The Company is subject to various legal proceedings and claims arising in the ordinary course of business. Management of the Company believes that the ultimate resolution of these matters will not have a material adverse effect upon the Company’s accompanying consolidated financial statements.

In January 2014 and March 2014, two lawsuits against the Company were filed by an Illinois physician and an Illinois corporation both alleging that a fax they received from the Company violated the Telephone Consumer Protection Act (“TCPA”) and the Illinois Consumer Fraud Act. The two complaints were consolidated and framed as a class action. The TCPA, among other provisions, prohibits the facsimile transmission of unsolicited advertising material. The Company and the Plaintiffs are in the process of finalizing a Settlement Agreement for preliminary Court approval of the settlement. The Company estimates the net financial impact after insurance reimbursement to be approximately $500,000.

Premier Healthcare Exchange, Inc. and Subsidiaries

Notes to Consolidated Financial Statements (Unaudited)

On August 29, 2013, StoneEagle Services, Inc. filed a complaint against the Company alleging that the Company has infringed two patents owned by StoneEagle by selling the Pay-Plus Select product. StoneEagle claims the Pay-Plus Select product embodies inventions claimed by its two patents. The Company has filed an answer denying StoneEagle’s infringement claims and is vigorously defending the action, and has also filed two proceedings in the United States Patent and Trademark Office (“USPTO”) to invalidate the patents. The motion and the USPTO proceeding are still pending.

11.       Income Taxes

A valuation allowance was not provided at September 30,2014 or at December 31, 2013. In assessing the realizability of deferred assets, management considered whether it is more-likely-than-not that some portion or all of the deferred tax assets will not be realized. The ultimate realization of deferred tax assets is dependent upon the generation of future taxable income during the periods in which those temporary differences become deductible. Management considered the scheduled reversal of deferred tax liabilities, projected future taxable income, and tax planning strategies in making this assessment. Based upon the level of historical taxable income and projections for future taxable income over the periods in which the deferred tax assets are expected to be deductible, management believes it is more-likely-than-not the Company will realize the benefits of these deductible differences. The amount of the deferred tax asset considered realizable, however, could be reduced in the near term if estimates of future taxable income are reduced.

The Company adopted the FASB authoritative guidance on accounting for uncertainty in income taxes. Unrecognized tax benefits result from income tax positions taken or expected to be taken on the Company’s income tax returns for which a tax benefit has not been recorded in the Company’s financial statements. At September 30, 2014 and December 31, 2013, the total unrecognized tax benefits of $10,000 related to state nexus tax positions which are grouped with accounts payable and accrued expenses would positively impact the Company’s effective tax rate if recognized.

The Company files a U.S. federal income tax return and New Jersey, Georgia, Arizona, Florida and Ohio income tax returns. The Company’s federal income tax return is no longer subject to examination by the federal taxing authority for the years before 2008. The Company also files separate New Jersey income tax returns for its subsidiaries. The Company’s New Jersey, Georgia, Arizona, Florida and Ohio income tax returns are no longer subject to examination by the respective taxing authorities for the years before 2007.

12.       Concentration of Credit Risk

The Company maintains its cash and cash equivalents with financial institutions located in California, Missouri, and New Jersey. It is the Company’s policy to monitor the financial strength of the institutions on a regular basis. From time to time the Company’s cash balances may exceed the Federal Deposit Insurance Corporation (“FDIC”) insurance limit of $250,000 per financial institution. However, the Company’s financial institutions participate in the FDIC’s Transaction Account Guarantee Program in which all non-interest bearing transaction accounts are fully guaranteed by the FDIC. The Company has not experienced any losses in such accounts and it believes it is not exposed to any significant credit risk on cash and cash equivalents.

Premier Healthcare Exchange, Inc. and Subsidiaries

Notes to Consolidated Financial Statements (Unaudited)

The Company held securities in a brokerage account which had a market value of $1,602,206 as of September 30, 2014. Balances are insured up to $500,000, with a limit of $100,000 for cash, by the Securities Investor Protection Corporation (“SIPC”) per financial institution.

Sales are made to the Company’s customers in the ordinary course of business. Generally, these sales are unsecured, but the Company considers the amounts to be fully collectible. Accounts receivable consist of amounts due from customers located throughout the United States. One customer accounted for approximately 9.3% and 9.8% of the Company’s revenue in the nine months ended September 30, 2014 and 2013, respectively. Accounts receivable from the major customer at September 30, 2014 and December 31, 2013 totaled $650,526 (6.0% of total accounts receivable) and $422,670 (8.5% of total accounts receivable), respectively. Management monitors the accounts receivable credit risk by prescreening customers, periodic follow-up, and collection efforts.

13.       Commitments

Operating Lease

The Company is committed for annual rentals under a non-cancelable operating lease for its office space. In November 2013, the Company signed an addendum to its operating lease whereby it leased an additional 15,300 square feet of adjacent space in its current Bedminster, New Jersey headquarters location, and extended the lease on the existing space through May 2019 based on an anticipated occupancy of the additional space on April 1, 2014. At lease end, the Company has the option of renewing for an additional five years at the then fair market rental value of the property. The prior tenant of the additional space has agreed to assume the remaining lease on 7,600 square feet of space the Company had leased in a second Bedminster facility, effective with the occupancy of the additional space.

As part of the acquisition of NHBC on October 1, 2012, the Company assumed its existing sub-lease for 8,140 square feet of office space in Scottsdale, Arizona. This sub-lease expired concurrently with the underlying lease on March 31, 2014. In December 2013, the Company signed a direct lease with the building owner to continue leasing the same space at the conclusion of the sub-lease through September 2015.

In December 2011, the Company signed an operating lease for 4,700 square feet of office space in Clearwater, Florida to house operations for the Pay-Plus subsidiary. The lease has a term of 39 months, expiring on February 28, 2015.

In February 2014, the Company signed an amendment with the same landlord to lease an additional 5,200 square feet on a temporary basis and subsequently to lease 17,600 square feet of office space, replacing both the prior and temporary spaces. The lease commenced in November 2014 and has a term of 66 months, expiring in April 2020.

Premier Healthcare Exchange, Inc. and Subsidiaries

Notes to Consolidated Financial Statements (Unaudited)

The following schedule of the future annual base rental expense, excluding common area maintenance costs, under the amended Bedminster lease, Clearwater lease and Scottsdale lease as of September 30, 2014 is as follows:

	Amount	Amount
Year	(Lease Term)	(Straight Term)

2014	$316,189	$334,221
2015	1,279,296	1,404,719
2016	1,333,594	1,294,531
2017	1,348,742	1,294,531
2018	1,372,044	1,294,531
2019	806,688	732,808
2020	130,990	110,526

Total	$6,587,543	$6,465,867

Office rent expense, which also includes other rent expense for month-to-month leases on field offices, was $337,379 and $925,896 for the three and nine months ended September 30, 2014, respectively. Office rent expense was $270,629 and $826,171 for the three and nine months ended September 2013, respectively.

Employment Agreements

On September 15, 2010, the Company entered into employment agreements with the chief executive officer and chief operating officer of the Company for terms ending on December 31, 2013, with provisions for automatic renewal for additional one-year terms unless either party gives written notice to the other at least ninety days prior to the expiration of the then current term. No notice was provided and as a result these agreements have been extended through December 31, 2014. On August 1, 2011, the Company entered into an employment agreement with the chief financial officer, for a term ending on August 1, 2014. The original term of this agreement was extended through July 31, 2015, with provisions for automatic renewal for additional one-year terms unless either party gives written notice to the other at least ninety days prior to the expiration of the then current term. The Company has also entered into employment agreements with varying terms with other key managers of the Company, including 1 additional key manager in 2014. The employment agreements establish base salary, bonus eligibility, and benefits received, provide for severance benefits under certain conditions, and contain non-competition and non-solicitation provisions. The Company does not have any contractual commitments for employment with any other employee.

Equity Plan and Stock Plan

On September 15, 2010, the board of directors of the Company voted to adopt the Premier Healthcare Exchange, Inc. 2010 Stock Option Plan (the “Stock Plan”), and authorized 92,850 shares of common stock to be issued under the plan. Under the terms of the Stock Plan, the Company’s board of directors is authorized to grant non-qualified, qualified and other stock options and to grant or award restricted stock units to key employees, directors and others.

Premier Healthcare Exchange, Inc. and Subsidiaries

Notes to Consolidated Financial Statements (Unaudited)

On December 10, 2010, the board of directors of the Company pursuant to the Stock Plan granted non-qualified stock options for 29,632 shares of common stock at a strike price of $4.00 per share to various employees of the Company of which 22,632 shares were granted to an officer of the Company. Of these options, 2,000 were subsequently cancelled and the remaining 27,632 stock options vest 25% on the first anniversary of the grant date (“Initial Vesting Date”) and 6.25% on the date three months after the Initial Vesting Date and on such date every third month thereafter through the fourth anniversary date of the Initial Vesting Date.

On April 8, 2011, the board of directors of the Company pursuant to the Stock Plan granted non-qualified stock options totaling 7,500 shares of common stock at a strike price of $4.00 per share to two outside directors of the Company. These shares were 50% vested on the grant date, and the remaining 50% vested on the first anniversary of the grant date.

On May 1, 2011, the board of directors of the Company pursuant to the Stock Plan issued a Common Stock Purchase Warrant to a PHX Broker Representative who is also a shareholder of the Company. The warrant entitled the holder to purchase from the Company, up to 50,000 shares of common stock, the actual amount to be determined based on the achievement of certain adjusted gross revenue performance thresholds for new business secured by the holder pursuant to a Sales and Marketing Agreement between the Company and the holder. During 2013, the warrant holder ceased working without achieving any of the vesting thresholds, the Sales and Marketing Agreement was terminated and the warrants were cancelled.

On February 7, 2012, the board of directors of the Company passed a resolution increasing the authorized number of shares to be issued under the plan to 260,624.

On February 7, 2012, the board of directors of the Company pursuant to the Stock Plan granted qualified stock options for 167,774 shares of common stock at a strike price of $6.00 per share to an executive. Of these, 15,252 shares vested six months after the date of the grant, and the balance have a special performance based vesting provision, under which shares vest based on the attainment of certain revenue and EBITDA thresholds. As of September 30, 2014, an additional 61,008 shares have vested.

On February 10, 2012 and September 10, 2012, the board of directors of the Company pursuant to the Stock Plan granted non-qualified stock options totaling 30,218 shares of common stock at a strike price of $6.00 per share to various employees of the Company of which 12,368 shares were granted to an executive. These options vest 25% on the first anniversary of the grant date (“Initial Vesting Date”) and 6.25% on the date three months after the Initial Vesting Date and on such date every third month thereafter through the fourth anniversary date of the Initial Vesting Date. On August 21, 2014, the board of directors of the Company passed a resolution increasing the authorized number of shares to be issued under the plan to 360,624.

On August 21, 2014, the board of directors of the Company voted to adopt the Pay-Plus Solutions, Inc. 2014 Stock Incentive Plan (the “PPS Stock Plan”), and authorized 111,100 shares of common stock to be issued under the plan. Under the terms of the PPS Stock Plan, the Company’s board of directors is authorized to grant non-qualified, qualified and other stock options and to grant or award restricted stock units and stock appreciation rights (“SAR”) to key employees, directors and others.

Premier Healthcare Exchange, Inc. and Subsidiaries

Notes to Consolidated Financial Statements (Unaudited)

On August 21, 2014, the board of directors of the Company pursuant to the PPS Stock Plan granted SARs for 27,750 shares at a strike price of $15.50 per share to various employees of the Company. Of these SARs, 22,200 shares vest 33% on the first anniversary of the grant date (“Initial Vesting Date”) and 8.375% on the date three months after the Initial Vesting Date and on such date every third month thereafter through the third anniversary date of the grant date and 5,550 shares vest 25% on the Initial Vesting Date and 6.25% on the date three months after the Initial Vesting Date and on such date every third month thereafter through the fourth anniversary date of the grant date. Under the terms of the PPS Stock Plan, employees will receive cash upon execise of the SARs. Due to the cash exercise feature, the SARs are accounted for as a liability.

On June 12, 2014 and September 19, 2014, the board of directors of the Company pursuant to the Stock Plan granted non-qualified stock options totaling 57,000 shares of common stock at a strike price of $42.00 per share to various employees of the Company of which 50,000 shares were granted to two officers. These options vest 25% on the first anniversary of the grant date (“Initial Vesting Date”) and 6.25% on the date three months after the Initial Vesting Date and on such date every third month thereafter through the fourth anniversary date of the Initial Vesting Date.

A summary of the various grants under the PHX Stock Plan are as follows:

Outstanding
Grants
Outstanding options and stock purchase warrants, December 31, 2013	260,624
Issued pursuant to stock option grants	57,000
Exercised options	(3,675)
Cancelled options	(625)

Outstanding options and stock purchase warrants, September 30, 2014	313,324

As of September 30, 2014, the Company has 47,300 unissued options of the authorized 360,624 stock option grants.

A summary of the various grants under the PPS Stock Incentive Plan are as follows:

Outstanding
Grants
Outstanding stock appreciation rights, December 31, 2013	—
Issued pursuant to SAR option grants	27,750
Exercised options	—
Cancelled options	—

Outstanding stock appreciation rights, September 30, 2014	27,750

As of September 30, 2014, the Company has 83,350 unissued stock appreciation rights of the authorized 111,100 stock appreciation rights grants.

Premier Healthcare Exchange, Inc. and Subsidiaries

Notes to Consolidated Financial Statements (Unaudited)

Share based compensation expense related to restricted stock units for the three and nine months ended September 30, 2013, was $6,916 and $20,748, respectively. Share based compensation expense is based on the estimated fair value of the options outstanding of the restricted stock units which is being amortized on a straight-line basis over the vesting period of 3 years. The estimated fair value of the restricted stock units granted on the date of issuance in 2010 was $3.30 per share with a 3% attrition rate based on the historical results. As of September 30, 2014 and December 31, 2013, there was no net unrecognized compensation costs related to options that are not vested for the restricted stock units. As of September 15, 2013, all such restricted stock units were vested.

Share based compensation expense related to stock options was $8,889 and $25,292 for the three and nine months ended September 30, 2014, respectively. Share based compensation expense was $10,124 and $30,372 for the three and nine months ended September 30, 2013, respectively. Share based compensation expense is based on the estimated fair value of the options outstanding pertaining to the stock option grants which is being amortized on a straight-line basis over the vesting period of 1 to 4 years. As of September 30, 2014 and December 31, 2013, the Company has recorded a deferred tax asset for the future tax benefit for the share-based compensation expense. The estimated fair value of the stock options granted on the date of issuance in 2014 was $15.29 per share; there were no options granted in 2013. The fair value of the stock options at the date of grant was estimated using the Black Scholes option pricing model. The expected volatility was obtained from comparable publicly traded companies that were similar to the Company. There were no such stock options exercised, forfeited, or expired in 2013; in 2014 there were 3,675 options exercised and 625 options cancelled.

Share based compensation expense related to stock appreciation rights was $6,452 and $6,452 for the three and nine months ended September 30, 2014, respectively, based on the estimated fair value of the SARs outstanding which is being amortized on a straight-line basis over the vesting period of 3 to 4 years. As of September 30, 2014, the Company has recorded a deferred tax asset for the future tax benefit for the share based compensation expense. The estimated fair value of the SARs granted on the date of issuance in 2014 was $15.50 per share. The fair value of the stock options at the date of grant was estimated using the Black Scholes option pricing model. The expected volatility was obtained from comparable publicly traded companies that were similar to the Company. There were no such SARs exercised, forfeited, or expired in 2014.

The assumptions made in calculating the fair value of the stock options for PHX are as follows:

	2014	2013
Expected term in years	1 - 4	N/A
Expected volatility	47.00%	N/A
Expected dividend yield	N/A	N/A
Risk-free interest rate	0.39 - 0.57%	N/A

As of September 30, 2014 and December 31, 2013, there was $903,654 and $58,369, respectively, of net unrecognized compensation costs related to options that are not vested. As of September 30, 2014, 151,164 stock option grants were vested.

Premier Healthcare Exchange, Inc. and Subsidiaries

Notes to Consolidated Financial Statements (Unaudited)

The assumptions made in calculating the fair value of the SARs for PPS are as follows:

	2014	2013
Expected term in years	4 - 5	N/A
Expected volatility	75.00%	N/A
Expected dividend yield	N/A	N/A
Risk-free interest rate	1.42 - 1.79%	N/A

As of September 30, 2014, there were no SARs vested and there was $239,046 of net unrecognized compensation costs related to SARs that are not vested.

14.       Related Party Transactions

Advances to employees as shown on the Company’s balance sheet consists of salary advances to employees and loans to officers. Salary advances to employees were $54,737 and $54,229 at September 30, 2014 and December 31, 2013, respectively. Loans to officers were $285,000 at September 30, 2014 and December 31, 2013.

15.       Fair Value Measurements

FASB Codification, Fair Value Measurements and Disclosures, provides the framework for measuring fair value. That framework provides a fair value hierarchy that prioritizes the inputs to valuation techniques used to measure fair value. The hierarchy gives the highest priority to unadjusted quoted prices in active markets for identical assets or liabilities (Level 1 measurements) and the lowest priority to unobservable inputs (Level 3 measurements). The levels of the fair value hierarchy under the guidance are described as follows:

Level 1 - Fair value is based on unadjusted quoted prices in active markets that are accessible to the Company for identical assets. These generally provide the most reliable evidence and are used to measure fair value whenever available.

Level 2 - Fair value is based on significant inputs, other than Level 1 inputs, that are observable either directly or indirectly for substantially the full term of the asset through corroboration with observable market data. Level 2 inputs include quoted market prices in active markets for similar assets, quoted market prices in markets that are not active for identical or similar assets, and other observable inputs.

Level 3 - Fair value would be based on significant unobservable inputs. Examples of valuation methodologies that would result in Level 3 classification include option pricing models, discounted cash flows, and other similar techniques.

Following is a description of the valuation methodologies used for trading securities measured at fair value.

Bonds are valued using market price quotations (where observable) from recently executed transactions, as well as, bond spreads or credit default swap spreads, benchmark yields, monthly payment data, collateral performance and new issue data.

Premier Healthcare Exchange, Inc. and Subsidiaries

Notes to Consolidated Financial Statements (Unaudited)

At September 30, 2014, the Company did not have any assets whose fair value was measured using Level 3 inputs.

The preceding methods described above may produce a fair value calculation that may not be indicative of net realizable value or reflective of future fair values. Furthermore, while the Company believes its valuation methods are appropriate and consistent with other market participants, the use of different methodologies or assumptions to determine the fair value of certain financial instruments could result in a different value measurement at the reporting date.

There were no transfers in or out of any level during the year nine month period ended September 30, 2014.

The following table presents the Company’s assets and liabilities that are measured at fair value on a recurring basis and are categorized using the fair value hierarchy.

	Assets at Fair Value as of September 30, 2014
	Level 1	Level 2	Level 3	Total

Trading securities, Bonds:
Corporate bonds	$—	$1,150,113	$—	$1,150,113
Government bonds	—	452,093	—	452,093

Total trading securities	$—	$1,602,206	$—	$1,602,206

16.       Dividend

On March 21, 2014, the Company’s board of directors passed a resolution declaring a cash dividend of approximately $3,000,000 payable to shareholders as of that date. The Company has obtained approval for the dividend from Comerica Bank, as required by the terms of the Loan and Security Agreement, and paid the dividend on April 7, 2014.

17.       Subsequent Events

On October 31, 2014, the Company paid off the full balance of its term loan obligation.

The Company evaluated subsequent events for recognition or disclosure through January 24, 2015.

On December 30, 2014, the Company’s board of directors passed a resolution declaring a cash dividend of approximately $5,000,000 payable to shareholders as of that date. The dividend was paid on December 31, 2014.